UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 10, 2007

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

500 Kendall Street, Cambridge, Massachusetts  02142

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:

(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 10, 2007 (the “Expiration Date”), Genzyme Corporation issued a press release announcing the expiration of its all cash tender offer for all outstanding shares of common stock and preferred stock of Bioenvision, Inc. and its acceptance for payment of all shares of Bioenvision common stock and preferred stock tendered as of that date, including shares tendered pursuant to a notice of guaranteed delivery that had not yet been delivered. On July 13, 2007, the depositary for the tender offer notified Genzyme that a final total of 8,613,567 shares of Bioenvision common stock and 2,250,000 shares of Bioenvision preferred stock had been validly tendered, including all shares that were validly delivered within the three NASDAQ Global Market trading days after the Expiration Date, as required by the notice of guaranteed delivery. The full text of the July 10, 2007 press release issued by Genzyme is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.	Description
99.1	Press release of Genzyme Corporation dated July 10, 2007. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: July 13, 2007	By:	/s/ Peter Wirth
Peter Wirth
Executive Vice President,
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Genzyme Corporation dated July 10, 2007. Filed herewith.